Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-283688

CALAMOS AKSIA PRIVATE EQUITY AND ALTERNATIVES FUND

(the “Fund”)

Supplement dated October 6, 2026

to the Fund’s Prospectus dated September 29, 2026

This supplement updates certain information contained in the Fund’s prospectus and should be attached to the prospectus and retained for future reference.

Effective immediately, the table under “Calamos Aksia Private Equity LP’s Performance” is hereby replaced in the entirety with the following table:

Annualized Return (September 20, 2024 - August 31, 2026)
Class I Shares

26.34%

MONTHLY PERFORMANCE (%) NET OF FEES FOR CLASS I
September 20, 2024 - August 31, 2026

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep		Oct	Nov	Dec	Year
2024	-	-	-	-	-	-	-	-	6.37	*	0.90%	1.70%	2.75%	12.20%
2025	0.33%	-0.67%	5.55%	6.41%	-0.17%	3.19%	0.10%	2.90%	3.20%		2.45%	0.92%	0.57%	27.44%
2026	0.45%	0.27%	0.81%	3.84%	3.09%	0.67%	0.33%	0.50%						10.33%**

* Partial Month

** Amount reflects year-to-date return as of August 31, 2026.

There are no other changes to the prospectus.

Please keep this Supplement for future reference.